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                                                                    EXHIBIT 1(d)

                          SHORT-TERM INVESTMENTS CO.

                            ARTICLES SUPPLEMENTARY



     SHORT-TERM INVESTMENTS CO., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: Pursuant to Section 2-105(c) of the Maryland General Corporation Law ("MGCL"), the Board of Directors of the Corporation hereby increases the aggregate number of shares of common stock which the Corporation shall have the authority to issue from 30,000,000,000 to 40,000,000,000 shares with a par value of $.001 each.

     SECOND: Immediately prior to the filing of these Articles Supplementary, the Corporation had authority to issue 30,000,000,000 shares with a par value of $.001 each, of which ten billion (10,000,000,000) shares have been classified as Liquid Assets Portfolio Shares, three billion (3,000,000,000) shares have been classified as Prime Portfolio - Personal Investment Class Shares, three billion (3,000,000,000) shares have been classified as Prime Portfolio - Private Investment Class Shares, ten billion (10,000,000,000) shares have been classified as Prime Portfolio - Institutional Class Shares, and three billion (3,000,000,000) shares have been classified as Prime Portfolio - Cash Management Class Shares. Of these shares, 1,948,591,377.37 shares of Liquid Assets Portfolio, 93,791,472.89 shares of Prime Portfolio-Personal Investment Class, 162,830,529.27 shares of Prime Portfolio-Private Investment Class, 3,716,603,723.38 shares of Prime Portfolio-Institutional Class, and 108,898,016.85 shares of Prime Portfolio-Cash Management Class had been issued as of August 9, 1995.

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     THIRD:  As of the filing of these Article Supplementary, the Corporation shall have authority to issue 40,000,000,000 shares with a par value of $.001 each. Of the additional 10,000,000,000 shares, three billion (3,000,000,000) shares are classified as Prime Portfolio - Resource Class Shares. The number of shares of stock of each class specified in Article SECOND of these Articles Supplementary remains unchanged.

     FOURTH: All the shares of common stock of the Corporation, both classified and unclassified, collectively have an aggregate par value of $40,000,000.

     FIFTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares as set forth in ARTICLE FIFTH, paragraph
(b) of the Corporation's Charter, and in the provisions of the Charter relating to stock of the Corporation generally, remain unchanged.

     SIXTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

     SEVENTH: The Board of Directors of the Corporation has authorized and classified the shares, under authority contained in the Charter of the Corporation in accordance with Section 2-105(c) of the MGCL.

     The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his or her knowledge, information and belief,

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the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF, SHORT-TERM INVESTMENTS CO. has caused these Articles Supplementary to be executed in its name and on its behalf by its President and witnessed by its Assistant Secretary on September 19, 1995.



                                         SHORT-TERM INVESTMENTS CO.

Witness:


/s/ P. Michelle Grace                    By: /s/ Robert H. Graham
----------------------------                --------------------------------
    Assistant Secretary                          President

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